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                                                                   EXHIBIT 10.10

                             JMAR TECHNOLOGIES, INC.
                            INDEMNIFICATION AGREEMENT

      THIS AGREEMENT is effective as of this 1st day of April, 2004, by and between JMAR Technologies, Inc., a Delaware corporation ("JMAR"), and the undersigned ("Executive").

                                   WITNESSETH:

            WHEREAS, Executive is currently serving or intends to serve as an officer of JMAR or one of its subsidiaries and in such capacity performs a valuable service for JMAR;

            WHEREAS, the Delaware General Business Law, as now in effect or hereafter amended (the "DGBL"), as well as JMAR's Bylaws (the "Bylaws"), specifically provide that the indemnification provided thereunder is not exclusive of any other rights with respect to indemnification or otherwise to which those seeking indemnification may be entitled under any resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon;

            WHEREAS, the DGBL and the Bylaws contemplate that contracts may be entered into between JMAR and its officers and directors with respect to indemnification of such persons;

            WHEREAS, JMAR has purchased and maintained, and will continue to purchase and maintain, a policy of directors' and officers' liability insurance ("D&O Insurance") covering certain liabilities that may be incurred by its officers and directors in the performance of their services to JMAR;

            WHEREAS, in order to supplement the protections provided by the D&O Insurance and the indemnification provisions of JMAR's Bylaws and thereby encourage Executive to continue his service or begin to serve as an officer or director of JMAR, JMAR has determined and agreed to enter into this Agreement with Executive;

            NOW, THEREFORE, in consideration of Executive's service or continued service to JMAR as an officer from and after the date hereof, the parties hereby agree as follows:

      1. INDEMNITY OF EXECUTIVE. JMAR shall defend, hold harmless and indemnify Executive to the full extent permitted by the provisions of the DGBL, as currently in effect or as it may hereafter be amended, or by the provisions of any other applicable statute authorizing or permitting such indemnification, whether currently in effect or hereafter adopted.

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      2.    INSURANCE POLICIES.

            (a) JMAR represents that it has obtained D&O Insurance with an established insurance carrier in amounts that it believes are appropriate for a company of JMAR's size. Subject to the provisions of Section 2(b) hereof, for so long as Executive shall continue in such capacity and thereafter if Executive shall then be subject to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that Executive was an officer or director of JMAR, JMAR will use reasonable efforts to maintain in effect for the benefit of Executive one or more policies of D&O Insurance providing coverage comparable to that presently in effect.

            (b) JMAR shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of JMAR, the premium cost for such insurance is disproportionate to the amount or extent of coverage.

      3. ADDITIONAL INDEMNITY. Subject to the provisions of Section 4 hereof and without limiting the effect of the Bylaws, JMAR shall defend, hold harmless and indemnify Executive as follows:

            (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of JMAR), by reason of the fact that he is or was an officer or director of JMAR, or is or was serving at the request of JMAR as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all costs, liabilities, obligations, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of JMAR, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Director did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of JMAR and, with respect to any criminal action or proceeding, that Director had no reasonable cause to believe that his conduct was unlawful.

            (b) In any threatened, pending or completed action, suit or proceeding by or in the right of JMAR to procure a judgment in its favor, by reason of the fact he is or was an officer or director of JMAR or is or was serving at the request of JMAR as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all costs and expenses (including attorneys' fees) actually and reasonably incurred

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      by him in connection with the defense or settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of JMAR; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which he shall have been adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

      4.    LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to
Section 3 hereof shall be paid by JMAR:

            (a) to the extent it would reduce or eliminate any payments under any D&O Insurance covering Executive;

            (b) to the extent of any liability for which Executive is indemnified pursuant to Section 1 of this Agreement or pursuant to any D&O Insurance carried by JMAR;

            (c) on account of any claim against Executive for an accounting of profits made from the purchase or sale of securities of JMAR pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or the similar provisions of any other applicable law;

            (d) on account of any claim against Executive arising out of the trading of JMAR stock while possessing material non-public information, whether pursuant to the Insider Trading Sanctions Act of 1984 or otherwise;

            (e) if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful;

            (f) in respect to remuneration paid to Executive if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such remuneration was not lawful;

            (g) for any appropriation, in violation of his duties, of any business opportunity of JMAR;

            (h) for acts or omissions which involve fraud, intentional misconduct or a knowing violation of law;

            (i) for unlawful distributions as set forth in DGBL Section 174 (or any successor provision); or

            (j) for any transaction from which he received an improper personal benefit.

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      5.    NOTIFICATION AND DEFENSE OF CLAIM.

            (a) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereto is to be made against JMAR under this Agreement, notify JMAR of the commencement thereof. The failure so to notify JMAR will not relieve JMAR from any liability which it may have to Executive otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Executive so notifies JMAR:

            (1) JMAR will be entitled to participate therein at its own expense; and

            (2) except as otherwise provided below, to the extent that it may wish, JMAR may assume the defense thereof.

            (b) After notice from JMAR to Executive of its election to assume the defense thereof, JMAR will not be liable to Executive under this Agreement or otherwise for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from JMAR of its assumption of the defense thereof shall be at the expense of Executive unless (i) the employment of counsel by Executive has been authorized in writing by JMAR, (ii) JMAR and Executive shall have reasonably concluded that there may be a conflict of interest between JMAR and Executive in the conduct of the defense of such action, or (iii) JMAR shall have failed or refused to employ counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Executive's counsel shall be paid by JMAR.

            (c) JMAR shall not be liable to Executive under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. JMAR shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Executive without Executive's prior written consent. Neither JMAR nor Executive will unreasonably withhold his or its consent to any proposed settlement.

      6. PREPAYMENT OF EXPENSES. Unless Executive otherwise elects, expenses incurred in defending any civil or criminal action, suit or proceeding will be paid by JMAR in advance of the final disposition of such action, suit or proceeding upon receipt of a written agreement from Executive in form and substance satisfactory to JMAR (i) affirming the Executive's good faith belief that his conduct does not constitute behavior of the kind described in Sections 4(c) through (j) of this Agreement, and (ii) agreeing to repay any advances if it shall be ultimately determined that he is not entitled to be indemnified by JMAR under this Agreement.

      7.    CONTINUATION OF INDEMNITY. All agreements and obligations of

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JMAR contained in this Agreement shall continue during the period Executive is an officer of JMAR and shall continue thereafter so long as Executive shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Executive was an officer of JMAR, or is or was serving at the request of JMAR as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      8. ALLOWANCE FOR COMPLIANCE WITH SEC REQUIREMENTS. Executive acknowledges that the Securities and Exchange Commission ("SEC") has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the "Act") is against public policy and therefore unenforceable. Executive hereby agrees that it will not be a breach of this Agreement for JMAR to agree with the SEC in connection with the registration for sale of any stock or other securities of JMAR from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by JMAR of expenses incurred or paid by a director or officer of JMAR in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, JMAR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Executive further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

      9. RELIANCE. JMAR has entered into this Agreement in order to induce Executive to serve or continue as an officer of JMAR, and acknowledges that Executive is relying upon this Agreement with respect thereto.

      10. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

      11. GOVERNING LAW; ASSIGNMENT; BINDING EFFECT; AMENDMENT AND TERMINATION; GENDER.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Executive.

      (c) This Agreement shall be binding upon Executive and upon JMAR, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Executive, his heirs, personal representatives and permitted assigns and to the benefit of JMAR, its successors and assigns.

      (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto.

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      (e)   References herein to the male gender herein shall include references to the female gender.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                        JMAR TECHNOLOGIES, INC.

                                        By: ________________________________
                                            Joseph G. Martinez, Senior Vice
                                            President & General Counsel

                                        EXECUTIVE

                                        ____________________________________
                                        Print Name: ________________________
                                        Title: _____________________________